HYORC CORPORATION (OTCQB: HYOR)

BINDING PROJECT DEVELOPMENT AND TECHNOLOGY AGREEMENT

Date: Monday, March 23, 2026

Confidential – Subject to NDA

1. PARTIES

This Agreement is entered into between HyOrc Corporation (OTCQB: HYOR), a corporation organised under the laws of the United States with its registered address at 3050 Post Oak Boulevard, Suite 510-Q60, Houston, Texas 77056, USA ("HyOrc"), and ONENERGY GREENPOWER EAD and ON ENERGY EOOD, companies incorporated under the laws of Bulgaria with their registered address at 58 Bulgaria Blvd., Entrance C, Floor 6, Office 23, Sofia 1680, Bulgaria (together, the "OnEnergy Group").

HyOrc and the OnEnergy Group are hereinafter referred to individually as a "Party" and collectively as the "Parties".

2. PURPOSE

The purpose of this Agreement is to establish a binding framework governing the collaboration between the Parties in connection with:

(a) the preparation and submission of an application to the European Union Innovation Fund; and
(b) the potential development, financing, construction, and operation of a waste-to-methanol facility (Stage 3) forming part of the OnEnergy integrated platform.

The Parties acknowledge that this Agreement is intended to enable rapid alignment for the purposes of the Innovation Fund submission while preserving flexibility for the negotiation of detailed commercial terms at a later stage.

3. PROJECT SCOPE AND DESCRIPTION

For the avoidance of doubt, HyOrc's scope of involvement under this Agreement is strictly limited to Stage 3 of the Project, being the thermochemical conversion of RDF into methanol.

The Project is based on the following indicative parameters:

- Annual RDF input: approximately 50,000 tonnes
- Operating period: approximately 330 days per year

- Daily RDF processing capacity: approximately 150–155 tonnes per day

The final plant configuration, including detailed engineering design, performance parameters, and methanol output capacity, shall be determined during the engineering phase and agreed between the Parties in subsequent definitive agreements.

4. ROLE OF HYORC

HyOrc shall act as the technology partner for Stage 3 and shall be responsible for developing and providing the technical basis for the Project.

HyOrc's responsibilities shall include:

(a) preparation of the process design and technical configuration;
(b) development of technical documentation required for the Innovation Fund submission;
(c) provision of input into CAPEX, OPEX, and operational modelling;
(d) participation in engineering development, commissioning, and optimisation; and
(e) provision of ongoing technical support and performance optimisation input.

The Parties acknowledge that HyOrc's technology and technical input form the basis of the Stage 3 concept.

5. INNOVATION FUND SUBMISSION

HyOrc shall lead the preparation of the technical components of the Innovation Fund application relating to Stage 3.

HyOrc shall perform such work using reasonable skill, care, and diligence consistent with professional standards expected for projects of similar complexity and scale.

The Parties acknowledge that the success of the application is subject to multiple factors, including but not limited to policy considerations, competitive evaluation, and funding criteria beyond the technical scope.

6. OUTCOME-BASED EXCLUSIVITY

If HyOrc's technical solution is accepted, shortlisted, or forms the basis of the Project development, whether or not funding is awarded, HyOrc shall become the exclusive technology partner for Stage 3.

OnEnergy shall not, without HyOrc's prior written consent:

(a) replace HyOrc with an alternative technology provider;
(b) replicate or adapt HyOrc's technical solution; or
(c) engage third-party technology providers using concepts derived from HyOrc's work.

If the Innovation Fund application fails primarily due to technical deficiencies attributable to HyOrc, OnEnergy shall have the right to disengage without penalty.

If the application fails for reasons not attributable to HyOrc's technical performance, the Parties shall continue discussions in good faith regarding project implementation.

7. CONTINUITY PRINCIPLE

The Parties agree that all technical work, concepts, and materials developed by HyOrc in connection with the Project shall not be used to advance the Project without HyOrc's continued involvement, unless otherwise agreed in writing.

This provision is intended to ensure continuity between the application phase and any subsequent development or implementation phase.

8. COMMERCIAL FRAMEWORK

HyOrc shall provide indicative CAPEX, OPEX, and maintenance cost assumptions for the purposes of the Innovation Fund application.

The Parties agree that detailed commercial terms, including licensing arrangements, engineering scope, and revenue participation, shall be negotiated in good faith and formalised in definitive agreements following submission of the application.

9. OPERATIONS AND LIFECYCLE INVOLVEMENT

The Parties acknowledge their intention that HyOrc shall have an ongoing role in the operational phase of Stage 3, including performance optimisation, technical support, and system monitoring.

Such involvement shall be formalised in a separate long-term technical services agreement to be negotiated and agreed between the Parties.

10. BALANCED WITHDRAWAL AND COMPENSATION

If either Party:

(a) withdraws from the Project without reasonable cause following successful technical validation; or
(b) proceeds with the Project using the other Party's material contributions without continued involvement,

then the withdrawing or defaulting Party shall pay the other Party a fixed compensation amount of €500,000.

The Parties agree that this amount represents a genuine pre-estimate of loss and is intended to provide certainty and avoid disputes. This amount shall not be subject to further valuation or adjustment.

11. CONFIDENTIALITY

This Agreement shall be read in conjunction with the existing Non-Disclosure Agreement between the Parties. In the event of any inconsistency, the provisions of this Agreement shall prevail in respect of the Project.

12. REGULATORY DISCLOSURE

HyOrc, as a publicly listed company, shall be entitled to disclose the existence and terms of this Agreement to the extent required or appropriate under applicable securities laws, including filings with the U.S. Securities and Exchange Commission.

Such disclosure shall not constitute a breach of this Agreement.

13. ASSIGNMENT

Neither Party may assign or transfer its rights or obligations under this Agreement without the prior written consent of the other Party, such consent not to be unreasonably withheld.

14. TERM

This Agreement shall remain in effect until it is replaced by definitive agreements or terminated by mutual written agreement between the Parties.

15. GOVERNING LAW AND DISPUTE RESOLUTION

This Agreement shall be governed by and construed in accordance with the laws of England and Wales.

Any dispute arising out of or in connection with this Agreement shall be finally resolved by arbitration under the Rules of the International Chamber of Commerce (ICC), with the seat of arbitration in London and proceedings conducted in English.

16. SIGNATURES

HyOrc Corporation

Name: K. Reginald Fubara
Title: CEO
Signature: Signed by: Reginald Fubara
1D5701BB5EA14CA...

ONENERGY GREENPOWER EAD

Name: Pavleta Pelovska
Title: Managing Director
Signature: Signed by: Pavleta Pelovska
D80A035D6B70430...

ON ENERGY EOOD

Name: Pavleta Pelovska
Title: Managing Director
Signature: Signed by: Pavleta Pelovska
D80A035D6B70430...